Exhibit 23-a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 14, 2011, relating to the consolidated financial statements and financial statement schedules of Rockwell Automation, Inc. and the effectiveness of Rockwell Automation Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2011.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

October 12, 2012